LIMITED POWER OF ATTORNEY GEORGANNE PERKINS

The undersigned hereby constitutes and appoints Adrian P. Torres of Perkins Coie
  LLP. 700 13th Street N.W. Washington, D.C. 20005, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in her name, place, and stead in any and all capacities, to sign and file one or more of Form ID, Form 3, Form 4 and/or Form 5, and any amendments thereto, as required under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, with respect to the reporting on the undersigned's beneficial ownership of securities of WTI Fund X, Inc., granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she might or could do, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitute of him, may lawfully do or cause to be done by virtue hereof.

In Witness, by signing this instrument I affirm all that is written above.


Dated: May 7, 2021

	/s/ Georganne Perkins
Georganne Perkins

















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